                                  Exhibit 3(a)

                     Articles of Incorporation, as amended,
                                  of Registrant



                               REEL 1444 IMAG 16
-----------------------------------------------------------------------------------------------
              THIS MUST BE RECORDED PROMPTLY WITH THE COUNTY REGISTER OF DEEDS
-----------------------------------------------------------------------------------------------

                                                                                 REGISTER'S OFFICE      ) SS
5539327                         UNITED STATES OF AMERICA                         Milwaukee County, Wis. ) SS
                                                                                 RECORDED AT 8:10 AM
                                                                                            -----

                                  STATE OF WISCONSIN

                              Office of Secretary of State                       MAY 11 1982    13 TO
                                                                                 REEL 1444  IMAGE 16
                                                                                      ----        -----
                                    ---------------                              REGISTER OF DEEDS

TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:


   The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

                                                                  IN TESTIMONY WHEREOF, I have
                                                              hereunto set my hand and affixed
                                                              my official seal, at Madison, on
                                                              the date of filing of said docu-
                                                              ment.


                                                                     Vel Phillips
                                                                     VEL PHILLIPS
                                                                     Secretary of State


                                     3(a)1

                           ARTICLES OF INCORPORATION

                                       OF

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.


     The undersigned, natural person of the age of eighteen (18) years or more, acting as incorporators of a Corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, adopts the following Articles of Incorporation for such Corporation.


                                    ARTICLE I

     The name of the Corporation shall be MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.


                                   ARTICLE II

     The period of the Corporation's existence shall be perpetual.


                                   ARTICLE III

     The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which Corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as amended from time to time.


                                   ARTICLE IV

     The aggregate number of shares of stock which the Corporation shall have authority to issue shall be three hundred thousand (300,000) shares of common stock of the par value of One Dollar ($1.00) per share.


                                    ARTICLE V

     No holder of any capital stock of this Corporation shall have any preemptive or other subscription or conversion rights of any kind, nature or description whatsoever to any part of the unissued stock of this Corporation or any additional stock which may be issued by reason of any increase of the authorized capital stock of this Corporation, and all such additional shares of stock or securities of obligations convertible into stock


                                     3(a)-2
may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in its absolute discretion may deem advisable.


                                   ARTICLE VI

     The name of the Corporation's initial registered agent and the address of its initial registered office are:

                        Mr. Edward F. Kulinski
                        2266 South l3th Street
                        Milwaukee, WI  53215


                                   ARTICLE VII

     The number of initial directors is 9 and the names of the initial directors are: Adrian Choinski, Thomas Gapinski, Casimir H. Janiszewski, Dr. Thomas Kozina, Nicholas Logarakis, John M. Maliszewski, Michael J. Murry, Hamilton A. Pinkalla and Eugene V. Roemer. Thereafter, the number of directors shall be such number as is fixed from time to time by or in the manner provided in the By-Laws.


                                  ARTICLE VIII

     The name and address of the incorporator are:

                                John M. Murry
                                2266 South 13th Street
                                Milwaukee, WI  53215


                                   ARTICLE IX

     As provided in the Wisconsin Business Corporation Law, the Corporation is authorized to purchase, take, receive and redeem or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, directly or indirectly, without the consent of its shareholders and upon conditions set by the Board of Directors.


                                    ARTICLE X

     These articles may be amended in the manner authorized by law at the time of amendment.

                                     3(a)-3

     EXECUTED in duplicate:  April 22,  1982.


                                          John M. Murry
                                          -------------------------------------
                                          John M. Murry




STATE OF WISCONSIN       )
                         ) SS
MILWAUKEE COUNTY         )


     Personally came before me this 22 day of April, 1982, the above-named John M. Murry to me known to be the person who executed the foregoing instrument, and acknowledged the same.


Cynthia M. Moczynski
-------------------------------------
Notary Public, State of Wisconsin
My Commission Expires  2-2-86


                          This Document Was Drafted By
                       Erich Mildenberg, Attorney at Law

[SEAL]

                                     3(a)-4

Form 3 - Sec. State
(Ref. sec. 180.46 Wis. Stats.)
                                    [SEAL]

                            UNITED STATES OF AMERICA

                             THE STATE OF WISCONSIN

DATE:  May 3, 1982

                        OFFICE OF THE SECRETARY OF STATE

                   TO ALL TO WHOM THESE PRESENTS SHALL COME:

     The undersigned, as Secretary of State of the State of Wisconsin, hereby certifies that, on the date above written, Articles of Incorporation (or Association) of

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

were filed in my office under the provisions of the Wisconsin Statutes, and in particular under

     (X)  Chapter 180 - Wisconsin Business Corporation Law

     ( )  Section 180.99 - The Service Corporation Law

     ( )  Chapter 185 - Wisconsin Co-operative Association Act

     THE STATE OF WISCONSIN does hereby grant unto said organization the powers and privileges conferred upon such organization by the Wisconsin Statutes for the pursuit of any purposes lawful under the chapter or section, of the Wisconsin Statutes, of its organization except as such purposes may be further limited in said Articles.

                                               IN TESTIMONY WHEREOF, I have
                                             hereunto set my hand and affixed
                                             my official seal, at Madison, on
                                             May 26 1982
      [SEAL]
                                                 Vel Phillips

                                                  VEL PHILLIPS
                                                Secretary of State

                                                                        3(a)-5

                        SEE REVERSE FOR MORE INFORMATION

REEL 1471                    IMAG 1018                5566038
----------------------------------------------------------------
THIS MUST BE RECORDED PROMPTLY WITH THE COUNTY REGISTER OF DEEDS
----------------------------------------------------------------

UNITED STATES OF AMERICA        REGISTER'S OFFICE   }
                                Milwaukee County, WI}   SS
State of Wisconsin              RECORDED AT 10:30 AM
Office of Secretary of State
                                Sep 27 1982 1017-
      ----------

TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:  REEL 1471   IMAGE 1018
                                                           REGISTER
                                                           OF DEEDS

The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

                              IN TESTIMONY WHEREOF, I have hereunto set my hand
                         and affixed my official seal, at Madison, on the date of filing of said document.

   [SEAL]

                         Vel Phillips
                         VEL PHILLIPS
                         Secretary of State



                                    3-(a)(6)

                              REEL 1471 IMAG 1017

FORM 4-SEC STATE 1980         State of Wisconsin       CORPORATION DIVISION
STOCK-AMENDMENT               SECRETARY OF STATE
                           Madison, Wisconsin 53702

Resolved, That

     Article IV of the Corporation's Articles of Incorporation are amended to provide as follows:

               "The aggregate number of shares of stock which the Corporation shall have authority to issue shall be six hundred thousand (600,000) shares of common stock of the par value of One Dollar ($1.00) per share."



                       __________________________________
3. (See instruction 6).

The undersigned sole incorporator of Merchants and Manufacturers Bancorporation, Inc. has effected the above amendment pursuant to Sec. 180.49(4), Wis. Stats. No shares of the corporation have been subscribed for or issued.

                                                       STATE OF WISCONSIN
                                                              FILED

                                                           SEP 21 1982

                                                           VEL PHILLIPS
                                                       SECRETARY OF STATE

Executed in duplicate and seal (if any) affixed this 3rd day of August, 1982

/s/ Edward F. Kulinski                            /s/ John M. Murry
----------------------------                      ------------------------------
Edward F. Kulinski-Secretary                      John M. Murry-Incorporator

                                                  /s/ Michael Murry
(Affix Seal of State                              ------------------------------
 that there is none)                              Michael Murry-President

This document was drafted by       Peter J. Ruud, Esq.      (See instruction 11)
                              -----------------------------
                              (Please print or type name)

                This document must be filed in Milwaukee County          3(a)-7

AMENDMENT - STOCK


Mail Returned Copy to:
     (FILL IN THE NAME AND ADDRESS HERE)

Erich Mildenberg, Esq.
Davis, Kuelthau, Vergeront,
Stover, Werner & Goodland, S.C.
250 East Wisconsin Avenue
Milwaukee, WI 53202-4285

                                  INSTRUCTIONS

1. An amendment may be effected in either of two ways. The first method is by vote of the shareholders, at a shareholders' meeting. The second method is by written consent of the shareholders, without a meeting.

2.   If the amendment is effected by written consent, use item 1 and strike item 2.

3.   If the amendment is effected by vote of shareholders, use item 2 and strike item 1.

4. Section 180.25 Wis. Stats. covers the vote necessary to adopt an amendment. For corporations organized on or after January 1, 1973, the statutory minimum is a majority of the shares entitled to vote on the matter. For corporations previously organized the statutory minimum is 2/3 of the shares entitled to vote unless the Articles provide for the majority vote. (If class voting is applicable the same minimum requirements must be met for each class as well as for the total shares entitled to vote.)

5. When the amendment is effected by written consent, ALL shareholders entitled to vote on the subject matter must sign the consent. See section
180.52 to determine what classes or series are entitled to vote on the subject matter.

6. The space at item 3 is for use in complying with subsecs. (6) and (7) of Sec. 180.53 of the statutes, reading:
     (6) If such amendment provides for an exchange, reclassification or cancellation of issued shares, and if the manner in which the same shall be effected is not set forth in the amendment, then a statement of the manner in which the same shall be effected:
     (7) If such amendment effects a change in the amount of stated capital, then a statement of the manner in which the same is effected and a statement, expressed in dollars, of the amount of stated capital as changed by such amendment.

7. Execute and submit in duplicate original. Furnish Secretary of State with two identical copies of the document. One copy will be retained (filed) by Secretary of State and the other copy returned as you indicate in the space above. The copy that is returned must be recorded with the Register of Deeds of the county in which the registered office of the corporation is located.

8. Affix corporate seal. Make sure that each of the copies of the document has an impression of the corporate seal. If the corporation does not have a seal, write or type "NO SEAL" on each of the copies.

9. Have the President and Secretary of the corporation sign. A Vice-President may sign in lieu of the President, and an Assistant Secretary may sign in lieu of the Secretary. Make sure that each of the copies has original signatures -- carbon copy, xerox, or rubber stamp signatures are not acceptable.

10. FEES. The fee for filing amendment is $25, or more, to be submitted with the document. Make check or money order payable to SECRETARY OF STATE. Your cancelled check is your receipt. If the amendment relates to shares, ADDITIONAL FEE may be due. The basic rate on shares is $1.25 per $1,000 on shares having par value, and/or 2-1/2 cents per share on shares of no par value. Compute the fee at such rates on the aggregate number of authorized shares AFTER giving effect to the amendment. Deduct therefrom the fee applicable to the authorized shares BEFORE amendment. The remainder, is any, is the additional fee due.

11. Section 14.38(14) Wisconsin Statutes provides that this document shall not be recorded unless the name of the person (individual) who, or the governmental agency which, drafted it is printed, typewritten, stamped or written thereon in a legible manner. The statement printed on this document, if completed, complies with this provision. This must be completed on each of the duplicate originals.

                                     3(a)-8

                           UNITED STATES OF AMERICA

Form 14

                               STATE OF WISCONSIN            5977140
                        0FFICE OF THE SECRETARY OF STATE
                                                            REGISTER'S OFFICE
                                                            MILWAUKEE COUNTY, WI
                                                            RECORDED AT 9:05 AM
                                                            OCT 23 1986  29 ot.
                                                            REEL 1979  IMAGE 294
                                                                            inch
                                                      Walter R. Bryak  REGISTER
                                                                       OF DEEDS
                                                                         5977140
                                                                 RECORD 12.00

     TO ALL TO WHOM THESE PRESENTS SHALL COME:

     The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

                                                   IN TESTIMONY WHEREOF, I have
                                               hereunto set my hand and affixed
                                               my official seal, at Madison, on
                                               the date of filing of said
                                               document.

                                               Douglas La Follette

                                               DOUGLAS La FOLLETTE
                                               Secretary of State
[SEAL]

                                     3(a)-9

Form 14


                              REEL 1979 IMAG. 294               5977140
                           UNITED STATES OF AMERICA             REGISTER'S OFFICE
                                                                Milwaukee County, WI}SS
                              STATE OF WISCONSIN                RECORDED AT 905 AM
                         OFFICE OF THE SECRETARY OF STATE       OCT 23 1986
                                -----------------               REEL 1979 IMAGE 290 to 294 incl.
                                                                     ----       ----------------
                                                                Walter R. Baryak   REGISTER
                                                                                   OF DEEDS
                                                                                   5977140
                 TO ALL TO WHOM THESE PRESENTS SHALL COME:                  RECORD   12.00

          The undersigned, as Secretary of State of the State of Wisconsin, certifies that the attached is a duplicate of a document accepted and filed in my office.

                                           IN TESTIMONY WHEREOF, I have hereunto
[SEAL] set my hand and affixed my official seal, at Madison, on the date of filing of said document.

                                                         /s/ Douglas La Follette
                                                         DOUGLAS LA FOLLETTE
                                                         Secretary of State



                                    3(a)-10


(Form 4) - 1983               State of Wisconsin           CORPORATION DIVISION
AMENDMENT                     SECRETARY OF STATE           P.O. Box 7846
(stock corp)                                               Madison, WI  53707


Resolved, That

                    See attached resolutions designated

                    Exhibit A, Exhibit B and Exhibit C



                  ---------------------------------------------

The undersigned
  officers of Merchants and Manufacturers Bancorporation, Inc. a Wisconsin corporation with registered office in Milwaukee County, Wisconsin, CERTIFY:


     1


     OR (Please strike out the item you do not use) - See instruction 1


     1 (B) The foregoing amendments of the articles of incorporation of said corporation were adopted by the shareholders on the 26th day of August, 1986 by the following vote:




                                                                           VOTE ON ADOPTION

                Number of         Number of          Number of        Number of        Number of
                 SHARES            SHARES           "Yes" votes      "Yes" votes       "No" votes
Class         outstanding     entitled to vote        REQUIRED           CAST             CAST

Common          457,500           457,500             228,751        338,192           2,353 Exh. A
                                                                     338,105           1,452 Exh. B
                                                                     339,264           1,293 Exh. C
---------------------------------------------------------------------------------------------------
Preferred        None              None               for each of
                                                      the three
                                                      designated
                                                      resolutions
---------------------------------------------------------------------------------------------------

                                                   STATE OF WISCONSIN
     2 (See instruction 2)                                FILED
                                                      OCT 17, 1986
       [SEAL]                                      DOUGLAS LA FOLLETTE
                                                   SECRETARY OF STATE




     Executed in duplicate and seal (if any) affix this 16th day of September, 1986.

                                                  Michael J. Murry
                                        ---------------------------------------
                                                      President

(AFFIX SEAL OR STATE THAT THERE IS NONE)           Conrad C. Kaminski
                                        ---------------------------------------
                                                      Secretary
This document was drafted by  Erich Mildenberg                          (Section
                             ------------------------------------------
                                    (Please print or type name)
14.38(14) Wis Statutes

                                     3(a)-11

                                    EXHIBIT A


     RESOLVED, that the Articles of Incorporation of this Corporation be amended by striking out amended Article IV, relating to Capital, reading as follows:

     "The aggregate number of shares of stock which this Corporation shall have authority to issue shall be six hundred thousand (600,000) shares of common stock of the common stock of the par value of One Dollar ($1.00) per share."

and inserting in lieu thereof the following:

     "The aggregate number of shares of stock which the Corporation shall have authority to issue shall be one million (1,000,000) shares of common stock of the par value of One Dollar ($1.00) per share."

                                    3(a)-12

                                   EXHIBIT B

     RESOLVED, that the Articles of Incorporation of this Corporation be amended by adding Article XI, reading as follows:


                                 ARTICLE XI

"Except as otherwise expressly provided herein:

     (a) Any merger or consolidation of the Corporation with one or more other corporations (regardless of which is the surviving corporation); or

     (b) Any sale, lease, or exchange of all or substantially all of the property and assets of the Corporation to or with one or more corporations, persons, or other entities shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote on the matter.

     However, the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on a matter described in paragraphs (a) and (b) above shall apply to any such transaction which is approved by resolution adopted by the affirmative vote of the majority of the entire Board of Directors of the Corporation in office at the time of such approval at any time prior to the mailing to shareholders of notice of the meeting at which the shareholders' vote on such matter is to be held.

     If, without regard to this Article XI, applicable law or these Articles of Incorporation would require a vote of shareholders of one or more classes of the Corporation's outstanding shares, voting separately as a class, for approval of the transaction described in paragraph (a) or (b) above and submitted to the shareholders for a vote, then the 80% or majority vote (as the case may be) required by this Article XI shall also apply to each such class, voting separately as a class.

     Notwithstanding the foregoing, this Corporation may merge into itself any Corporation, of which at least ninety percent (90%) of the outstanding shares of each class is owned by this Corporation, without approval by vote of shareholders of either Corporation in accordance with the procedures set forth in Section 180.685, Wisconsin Statutes, or any successor statute of similar import as is in effect at the time of such merger".


                                    3(a)-13

                                    EXHIBIT C


     RESOLVED, that the Articles of Incorporation of this Corporation be amended by striking out Article X reading as follows:

     "These articles may be amended in the manner by law at the time of amendment."

and inserting in lieu thereof the following:

          "These articles may be amended in the manner authorized by law at the time of amendment; provided that in the case of an amendment to Article XI of these Articles of Incorporation the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote on such amendment shall be required to adopt such amendment to their Articles of Incorporation.

          However, the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on an amendment to the Articles of Incorporation shall apply to any such amendment which is approved by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation in office at the time of such approval at any time prior to the mailing to shareholders of the notice of meeting at which the shareholders' vote on such matter is to be held.

          If, without regard to this Article X, applicable law or these Articles of Incorporation would require a vote of shareholders of one or more classes of the Corporation's outstanding shares, voting separately as a class, for approval of an amendment to the Articles of Incorporation, then the vote required by this Article X shall also apply to each such class, voting separately as a class."


                                  3(a)-14

Form 4                    ***FOR USE ON AND AFTER JANUARY 1, 1991***
Secretary of State
WISCONSIN

11/90


                                  ARTICLES OF AMENDMENT
                                    STOCK (FOR PROFIT)



A.   Name of Corporation: Merchants and Manufacturers Bancorporation, Inc.
                          -----------------------------------------------------
                            (prior to any change effected by this amendment)

     Text of Amendment:


                    See attachments



B.   Amendment(s) to the articles of incorporation adopted on December 16, 1992
                                                              -----------------
                                                                   (date)


     Indicate the method of adoption by checking the appropriate choice below:

     (   ) By the Board of Directors (In accordance with  sec. 180.1002,
           Wis. Stats.)

OR

     ( x ) By the Board of Directors and Shareholders (In accordance with sec.
           180.1003, Wis Stats.)

OR

     (   ) By Incorporators or Board of Directors, before issuance of shares (In accordance with sec. 180.1005, Wis. Stats.)

C.   Executed on behalf of the corporation on   December 23, 1992
                                                --------------------------------
                                                          (date)


                                                Michael J. Murry
                                                --------------------------------
                                                        (signature)


                                                Michael J. Murry
                                                --------------------------------
                                                       (printed name)

                                                Chairman of the Board of
                                                Directors and Chief Executive
                                                Officer
                                                --------------------------------
                                                            (title)


D.   This document was drafted by  Erich Mildenburg, Attorney at Law
                                   ---------------------------------------------
                                       (name of individual required by law)


       SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures


                                  3(a)-15

                         Printed on Recycled Paper

ARTICLES OF AMENDMENT Stock (for profit)

Erich Mildenberg                           Please indicate where you would like
Davis & Kuelthau, S.C.                  the acknowledgement copy of the filed
111 East Kilbourn Avenue, Suite 1400    document sent.  Please include complete
Milwaukee, W1 53202                     name and mailing address.


     Your phone number during the day: (414)   276  -    0200
                                              -----    ----------

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

     Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin, 53707-7846. The original must include an original manual signature (sec. 180-0120(3)(c), Wis. Stats.)

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s).

     If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

     By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

     By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec.
180.1003 Wis. Stats. for specific information.

     By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES

     Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.

                                  3(a)-16

                               ARTICLE XII

     The business and affairs of the Corporation shall be managed by its Board of Directors.

     (a) The number of directors of the Corporation shall be not less than eleven (11) nor more than twenty (20), the exact number of directors to be determined at each annual meeting of shareholders or, from time to time, within such limits by a majority of the Board of Directors but in no event shall a decrease in the number of directors shorten the term of any incumbent director.

     (b) A majority of the Board of Directors of the Corporation may by appointment fill any vacancy on the Board, including any vacancies resulting from an increase in the authorized number of directors, until the next succeeding election of the class of directors to which such appointment was made.

     (c) The directors of this Corporation shall be divided into three classes, designated Class I, Class II, and Class III; the initial term of office of Class I directors shall expire at the annual meeting of shareholders to be held in 1993, the initial term of office of Class II directors shall expire at the annual meeting of shareholders to be held in 1994 and the initial term of Class III directors shall expire at the annual meeting of shareholders to be held in 1995, with each class to hold office until the successors of such class are duly elected and qualified. At each annual meeting of shareholders, the successors of the class of directors whose initial term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed pursuant to paragraph (a) of this Article XII, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director elected or appointed to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected or appointed and until his successors shall be elected and shall qualify.


                                  3(a)-17

                                 ARTICLE XIII

     Any sale or merger of any of the Corporation's subsidiaries, including a sale of substantially all of a subsidiary's assets, shall require the affirmative vote of eighty percent (80%) or more of the Corporation's Board of Directors, and any subsequent amendment to the requirement for such eighty percent (80%) approval shall also require adoption by at least eighty percent (80%) of the Board of Directors of Merchants.


                                  3(a)-18

                                                            STATE OF WISCONSIN
                                                            FILED
               ***FOR USE ON AND AFTER JANUARY 1, 1991***   -------------------
                                                            AUG 26 1993
                                                            -------------------
                                                            DOUGLAS LA FOLLETTE
                                                            SECRETARY OF STATE



                             ARTICLES OF AMENDMENT
                               STOCK (FOR PROFIT)


A.   Name of Corporation: Merchants and Manufacturers Bancorporation, Inc.
                          -----------------------------------------------------
                            (prior to any change effected by this amendment)


     Text of Amendment:

     Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

     "The aggregate number of shares of stock which the Corporation shall have authority to issue shall be One Million Five Hundred Thousand (1,500,000) shares of common stock of the par value of One Dollar ($1.00) per share."


B.   Amendment(s) to the articles of incorporation adopted on July 28, 1993
                                                              ------------------
                                                                      (date)

     Indicate the method of adoption by checking the appropriate choice below:

     (   ) By the Board of Directors (In accordance with sec. 180.1002, Wis.
           Stats.)

OR
     ( x ) By the Board of Directors and Shareholders (In accordance with sec.
           180.1003, Wis. Stats.)

OR

     (   ) By Incorporators or Board of Directors, before issuance of shares
           (In accordance with sec. 180.1005, Wis. Stats.)

C.   Executed on behalf of the corporation on       August 9, 1993
                                              ----------------------------------
                                                       (date)


                                                   Michael J. Murry
                                              ----------------------------------
                                                      (signature)


                                                   Michael J. Murry
                                              ----------------------------------
                                                     (printed name)


                                              Chairman of the Board of Directors
                                                and Chief Executive Officer
                                              ----------------------------------
                                                           (title)


D.   This document was drafted by        Erich Mildenberg, Attorney at Law
                                   ---------------------------------------------
                                        (name of individual required by law)


      SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

                                     3(a)-19

ARTICLES OF AMENDMENT STOCK (FOR PROFIT)


Erich Mildenberg                            Please indicate where you would like
Davis & Kuelthau, S.C.                   the acknowledgement copy of the filed
111 East Kilbourn Ave. - Suite 1400      document sent.  Please include complete
Milwaukee, WI 53202                      name and mailing address.


     Your phone number during the day: (414) 276 - 0200
                                       ----  ---   ----

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

     Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin, 53707-7846. The original must include an original manual signature (sec. 180-0120(3)(c), Wis. Stats.)

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s).

     If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

     By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

     By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec.
180.1003 Wis. Stats. for specific information.

     By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner.

FILING FEES

     Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.

                                  3(a)-20

                                                         STATE OF WISCONSIN
                                                               FILED
                                                         ----------------------
                                                         JULY 27, 1998
                                                         ----------------------
                             ARTICLES OF AMENDMENT       DEPARTMENT OF
                              STOCK (FOR PROFIT)         FINANCING INSTITUTIONS
                                                         ----------------------


A.   Name of Corporation  Merchants & Manufacturers Bancorporation, Inc.
                          -----------------------------------------------------
                            (prior to any change effected by this amendment)


     Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

     RESOLVED, THAT, the articles of incorporation be amended as follows:

     Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

     "The aggregate number of shares of stock which the Corporation shall have authority to issue shall be Three Million (3,000,000) shares of common stock of the par value of One Dollar ($1.00) per share."


B.   Amendment(s) adopted on         May 26, 1998
                               -------------------------------------
                                        (date)

     Indicate the method of adoption by checking the appropriate choice below:

     (   ) In accordance with sec. 180.1002, Wis. Stats. (By the Board of
           Directors)

OR

     ( x ) In accordance with sec. 180.1003, Wis. Stats. (By the Board of
           Directors and Shareholders)

OR

     (   ) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or
           Board of Directors, before issuance of shares)

C.   Executed on behalf of the corporation on      July 7, 1998
                                               --------------------------------
                                                       (date)


                                              John Krawczyk
                                              ----------------------------------
                                              (signature)


                                              John Krawczyk
                                              ----------------------------------
                                              (printed name)


                                              Executive Vice President
                                              ----------------------------------
                                                      (title)


D.   This document was drafted by  John Krawczyk
                                   ---------------------------------------------
                                   (name of individual required by law)


                          FILING FEE - $40.00 OR MORE

      SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

                                     3(a)-21

ARTICLES OF AMENDMENT
STOCK (FOR PROFIT)

John Krawczyk                                          Please indicate where you would like
Merchants & Manufacturers Bancorporation Inc.      the acknowledgement copy of the filed
PO Box 511160                                      document sent.  Please include complete
New Berlin WI  53151-1160                          name and mailing address.

     Your phone number during the day: (414) 827-6712

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

     Submit one original and one exact copy to Dept. of Financial Institutions, P.O. Box 7846, Madison, Wisconsin 53707-7846. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave. 3rd Floor, Madison WI 53703). The original must include an original manual signature (sec. 180.0120(3)(c), Wis. Stats.). If you have any additional questions, please call the Division of Corporate and Consumer Services at 608/266-3590.

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g. "RESOLVED, THAT, Article 1 of the Articles of Incorporation is hereby amended to read as follows . . . etc.")

     If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

     By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

     By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003 Wis. Stats. for specific information.

     By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not yet been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court-appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 182.01(3) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.

FILING FEES
     Submit the document with a minimum filing fee of $40.00, payable to DEPT. OF FINANCIAL INSTITUTIONS. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.

                                    3(a)-22

                                                       STATE OF WISCONSIN
                                                       FILED
                           ARTICLES OF AMENDMENT       ----------------------
                            STOCK (FOR PROFIT)         JUN 16, 1999
                                                       ----------------------
                                                       DEPARTMENT OF
                                                       FINANCIAL INSTITUTIONS
                                                       ----------------------


A.   Name of Corporation:  Merchants and Manufacturers Bancorporation, Inc.
                           -----------------------------------------------------
                            (prior to any change effected by this amendment)


     Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

     RESOLVED, THAT, the articles of incorporation be amended as follows:

     Resolved, That Article IV of the Articles of Incorporation be amended to read as follows:

     "The aggregate number of shares of stock which the Corporation shall have authority to issue shall be Six Million (6,000,000) shares of common stock of the par value of One Dollar ($1.00) per share."


B.   Amendment(s) adopted on   May 25, 1999
                             --------------------------------------------------
                                  (date)

     Indicate the method of adoption by checking the appropriate choice below:

     (   ) In accordance with sec. 180.1002, Wis. Stats. (By the Board of
           Directors)

OR

     ( x ) In accordance with sec. 180.1003, Wis. Stats. (By the Board of
           Directors and Shareholders)

OR

     (   ) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or
           Board of Directors, before issuance of shares)

C.   Executed on behalf of the corporation on  June 7, 1999
                                               --------------------------
                                                   (date)


                                               John Krawczyk
                                               --------------------------------
                                                 (signature)


                                               John Krawczyk
                                               ---------------------------------
                                               (printed name)


                                               Executive Vice President
                                               ---------------------------------
                                                    (officer's title)


D.   This document was drafted by  John Krawczyk
                                   ------------------------------------
                                   (name of individual required by law)


                          FILING FEE - $40.00 OR MORE

      SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

                                     3(a)-23


                           Printed on Recycled Paper

ARTICLES OF AMENDMENT
STOCK (FOR PROFIT)

John Krawczyk                                               Please indicate where you would like
Merchants & Manufacturers Bancorporation, Inc.          the acknowledgement copy of the filed
PO Box 511160                                           document sent.  Please include complete
New Berlin, WI  53151-1160                              name and mailing address.


     Your phone number during the day: (414) 827-6712
                                        ---- --- ----

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

     Submit one original and one exact copy to Dept. of Financial Institutions, P.O. Box 7846, Madison, Wisconsin, 53707-7846. (If sent by Express or Priority U.S. mail, address to 30 W. Mifflin Street, 9th Floor, Madison WI 53703). The original must include an original, manual signature (sec. 180-0120(3)(c), Wis. Stats.). If you have any additional questions, please call the Division of Corporate and Consumer Services at 608/266-3590.

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "RESOLVED, THAT, Article 1 of the Articles of Incorporation is hereby amended to read as follows ... etc.")

     If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

     By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

     By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003 Wis. Stats. for specific information.

     By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court-appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 182.01(3) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.

FILING FEES
     Submit the document with a minimum filing fee of $40.00, payable to DEPT. OF FINANCIAL INSTITUTIONS. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.

                                    3(a)-24